As filed with the Securities
                                      and
                   Exchange Commission on December 6, 1999
                               File No. 000-24987


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                                 Current Report
               Pursuant to Section 13 or 15(d) of the Exchange Act

                       Date of Report: December 6, 1999


                             AEI ENVIRONMENTAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    COLORADO
                 (State or Other Jurisdiction of Incorporation)


              000-24987                                 05-0499526
      (Commission File Number)             (I.R.S. Employer Identification No.)



      215 Bluegrass Road, Suite C,
           Franklin, Kentucky                             42135
(Address of Principal Executive Offices)               (Zip Code)


                                 (877) 586-8688
              (Registrant's Telephone Number, Including Area Code)


                              CHUHAK &TECSON, P.C.
                     225 WEST WASHINGTON STREET, SUITE 1300
                             CHICAGO, IL 60606-3418
              ---------------------------------------------------
                     (Name and Address of agent for service)


              ---------------------------------------------------

                           FORWARD LOOKING STATEMENTS

              ---------------------------------------------------

THIS FORM 8-K AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY AEI ENVIRONMENTAL, INC. (HEREINAFTER REFERRED TO AS "AEI" AND/OR "COMPANY" AND/OR "REGISTRANT") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF AEI AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 8-K, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

INFORMATION INCLUDED IN THIS REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a)    Change in Control

Oak Brook Capital I, Inc. (the "Company") was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

On September 13, 1999, the Company's sole officers and directors executed a Plan of Merger Agreement (the "Plan") with Agtech Environmental, Inc., a Delaware corporation ("AEI") whereby AEI shareholders agreed to receive one (1) share of newly issued common stock of the Company (the "Shares") for every one (1) share of AEI each respective AEI shareholder held (the "Merger"). The transaction with AEI is a private placement transaction in reliance upon an exemption from registration under the Securities Act of 1933.

The transaction resulted in a change in control of the Company because following its exchange of the Shares, AEI shareholders owned approximately 97.44% of the 10,271,780 fully diluted issued and outstanding Common Stock of the Company.

AEI acquired control of the Company in anticipation of operating as a
Section 12 fully reporting company, pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

The Plan contemplated a series of transactions which resulted in a change of control of the Company. At the effective time of the Merger, (i) each share of $0.01 par value Class A Common Stock of AEI issued and outstanding was converted into and became one (1) share of Common Stock of the Company, (ii) each share of $0.01 par value Class B Common Stock of AEI issued and outstanding was converted into and became 0.28249 shares of Common Stock of the Company; (iii) each share of $0.01 par value Class C Common Stock of AEI issued and outstanding was converted into and became two thirds (2/3) shares of Common Stock of the Company. Each holder of outstanding Common Stock of AEI shall surrender shares of Common Stock of AEI, regardless of class, for shares of the Company, upon the ratios set forth above. Upon surrender to the Company of one or more stock certificates for Common Stock of AEI, each AEI shareholder shall be entitled to receive one or more stock certificates for the full number of shares of Common Stock of the Company into which the Common Stock of AEI so surrendered shall have been converted as aforesaid together with any dividends on the Common Stock of AEI as to which the payment date shall have occurred on or prior to the date of the surrender of said shares; and (iv) voluntary surrender of approximately 965,200 shares by the officers and directors of the Company.

In conjunction with completion of the transactions contemplated by the Plan, the current directors and officers of the Company resigned, and out-going directors appointed successors designated by AEI, and such new directors will appoint new executive officers.

The following table sets forth the name, age and position of each of the persons expected to be designated by AEI to be appointed to the Company's Board of Directors and each of the persons expected to be appointed as an executive officer of the Company following completion of the transactions contemplated by the Plan:


Name and                                        Beneficially
Address                      Age                Owned Shares
_______________________      ___                ______________


Ed McMillan                  52
3.78%
11578 Trail Ridge Place
Zionville, IN

Thomas F. Taft, Sr.          49                  8.04%
P.O. Box 1766
Greenville, NC

Mark Margason                43                  3.94%
105 E. First Street
Hinsdale, IL

Greg Ransdell                43                  4.75%
215 Bluegrass Road,
Suite C
Franklin, KY

John T. Zick                 55                  2.43%
708 E. Woodland Avenue
Hinsdale, IL


OFFICERS

The names, titles and address of the persons who, upon the effective date of the Plan, shall constitute the officers of AEI, and who shall hold office, subject to the By-Laws, until the first meeting of directors following the next annual meeting of shareholders, are as follows:

Name                    Title                      Address
__________________      _________________________  ___________________________

Greg Ransdell           Chief Executive Officer    215 Bluegrass Road, Suite C
                                                   Franklin, KY

Mark A. Margason        Secretary;                 105 E. First St.
                        Vice Chairman              Hinsdale, IL


Biographical Information:

Greg Ransdell:

Mr. Ransdell, a co-founder of the company, was the General Manager of U.S. operations for Vall, Inc. the 25th largest swine grower in the United States. Mr. Ransdell is the past General Manager of Prestage Farms, a privately-held feed mill and swine integrator with 15,000 sows in Mississippi. Mr. Ransdell was a Director of Production Services for Choctaw Maid Farms, a vertically integrated poultry grower and processor of 2 million birds per week. Mr. Ransdell has served as Senior Vice President of Valley Grain Products of Kentucky, a manufacturer of corn-based products. Mr. Ransdell received a B.S. in Accounting from California State University. Mr. Ransdell is leading the day to day management of the Company and will have responsibility for its profitability.

Mark Margason, B.S.B.A. degree from the University 1977, MBA in finance from the University of Denver 1979. Mr. Margason has a fifteen-year banking and investment banking career in Chicago Illinois with American National Bank and Trust Company of Chicago, Mellon Bank, and Citicorp North America leveraged capital division. Mr. Margason has banking and operational management experience in a broad range of energy industries. Mr. Margason has served on the Board of Directors of an integrated natural gas resources company and directed power plant developments for Americas Power Partners. Mr. Margason is a managing partner in MPI Venture Management. Mr. Margason is Secretary and Vice President for Americas Power Partners.

     (b)    Beneficial Ownership

The following table sets forth the beneficial ownership of the ownership of AEI outstanding common stock on December 1, 1999 by (i) each director and executive officer of AEI, (ii) all directors and executive officers of AEI as a group, and (iii) each shareholder who was known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of
AEI:

                               Shares of AEI
                               Common Stock to be
                               Beneficially Owned              Percent
Name and                       as of the Distribution          of
Address                        Record Date                     Class
______________________         ________________________        _________

Ed McMillan                    336,649                          3.78%
11578 Trail Ridge Place
Zionville, IN

Thomas F. Taft, Sr.            716,698                          8.04%
P.O. Box 1766
Greenville, NC

Mark Margason                  351,103                          3.94%
105 E. First Street
Hinsdale, IL

Greg Ransdell                  423,729                          4.75%
215 Bluegrass Road
Suite C, Franklin, KY

John T. Zick                   216,500                          2.43%
708 E. Woodland Avenue
Hinsdale, IL

All Officers and
Directors as a Group         2,044,679                         23.26%

Management of AEI has advised that they may acquire additional shares of AEI Common Stock from time to time in the open market at prices prevailing at the time of such purchases.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Plan of Merger was duly adopted by the Boards of Directors of the respective corporations on September 13, 1999, and approved by the Board of Directors and majority vote of the shareholders of the Company on September 13, 1999, and by the shareholders of AEI on September 13, 1999, in the manner prescribed by the Delaware General Corporation Law. The number of shares voted for the Plan of Share Merger was, with respect to each corporation, sufficient for approval as set forth below.

The number of shares of the Company outstanding at the time of such adoption was 1,228,000, and the number of Shares entitled to vote thereon was:

1,228,000.

The number of shares of AEI outstanding at the time of such adoption was 12,249,457, and the number of shares entitled to vote thereon was:

12,249,457.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.

The number of shares voted for such Plan of Merger by OAK BROOK CAPITAL I, INC. was 1,105,200, and the number of shares voted against such Plan of Merger was:

NONE.

The number of shares voted for such Plan of Merger by AGTECH ENVIRONMENTAL, INC., was 9,973,483, and the number of shares voted against such Plan of Merger was:

NONE.

CONVERSION OF SHARES IN THE MERGER

     The mode of carrying into effect the Merger provided in the Plan of Merger, and the manner and basis of converting the shares of AEI into shares of the Company are as follows:

     1. The Company Common Stock. No Shares of Common Stock, no par value, of the Company issued and outstanding at the effective time of the Merger shall be converted as a result of the Merger, and all of such shares shall remain issued shares of Common Stock of the Company.

     2. AEI Common Stock. At the effective time of the Merger, (i) each share of $0.01 par value Class A Common Stock of AEI issued and outstanding shall be converted into and become one (1) share of Common Stock of the Company; (ii) each share of $0.01 par value Class B Common Stock of AEI issued and outstanding shall be converted into and become 0.28249 shares of Common Stock of the Company; and (iii) each share of $0.01 par value Class C Common Stock of AEI issued and outstanding shall be converted into and become two thirds (2/3) shares of Common Stock of the Company. Each holder of outstanding Common Stock of AEI shall surrender shares of Common Stock of AEI, regardless of class, for shares of the Company, upon the ratios set forth above. Upon surrender to the Company of one or more stock certificates for Common Stock of AEI, each AEI shareholder shall be entitled to receive one or more stock certificates for the full number of shares of Common Stock of the Company into which the Common Stock of AEI so surrendered shall have been converted as aforesaid together with any dividends on the Common Stock of AEI as to which the payment date shall have occurred on or prior to the date of the surrender of said shares.

The resulting common share allocation (the "Allocation") of the Company is as follows:

10,271,780 fully diluted, common shares of the Company will be issued and outstanding, inclusive of:

Option Holders of Class B Common Stock in AEI who may exercise and purchase up to NINE HUNDRED FORTY-TWO THOUSAND THREE HUNDRED FIFTY-NINE (942,359) shares of the Company

AEI shareholders own approximately 97.44% of the 10,271,780 fully diluted, common shares of the Company issued and outstanding, inclusive of the shares to be transferred pursuant to Section 8 hereof.

     3. Surrender of AEI's Certificates. As soon as practicable after the Merger becomes effective, the Stock Certificates representing Common Stock of AEI issued and outstanding at the time the Merger shall be surrendered for exchange to the Company as above provided. Until so surrendered for exchange, each such Stock Certificate nominally representing Common Stock of AEI shall be deemed for all corporate purposes (except for the payment of dividends, which shall be subject to the exchange of stock certificates as above provided) to evidence the ownership of the number of shares of Common Stock of the Company which the holder thereof would be entitled to receive upon its surrender to the Company.

     4. Issuance of Shares Subsequent to Merger. As soon as practicable after the Merger becomes effective, the Company shall issue to the shareholders of AEI, on the basis set forth in Section 2 above, the necessary shares of Common Stock in the Company. Thatcher and Werner agree to personally cause such action to be taken by the Company.

     5.    Fractional Interests.   No fractional shares of Common Stock of
the Company or certificate or scrip representing the same shall be issued. In lieu thereof each holder of AEI Common Stock having a fractional interest arising upon such conversion will be rounded up into one full additional share of Common Stock of the Company by the transfer agent.

     6. Status of Common Stock. All shares of Common Stock of the Company into which shares of Common Stock of AEI are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such shares of Common Stock of AEI.

     7. Independent Appraisal, Right to Dissent and Obtain Payment for Shares; Procedures for Protection of Dissenter's Rights. In order to establish a "fair value" for the shares of AEI Common Stock which are paid in cash in lieu of conversion into the Company's Common Stock, the Board of Directors of AEI shall establish the value of AEI's stock prior to the Merger, and shall afford to such shareholders of AEI all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the Delaware General Corporation Law, Section 262, et seq., as amended, the terms and provisions of which are hereby incorporated by reference and made a part hereof.

     8. Shares of Werner and Thatcher. Werner and Thatcher agree to cause nine hundred sixty-five thousand two hundred (965,200) shares of the Company owned by them to be transferred to such person or persons as AEI shall direct in writing within sixty (60) days following the effective time of the Merger.

EFFECT OF THE MERGER

At the effective time of the Merger, AEI shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of the Company, and all the rights, privileges, immunities, powers and franchises of the Company on whatever account, for stock subscriptions as well as for all other things in action or belonging to the Company, shall be vested in AEI; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of AEI as if it was the Company, and the title to any real estate vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger.


ITEMS 3 THROUGH 4, 6, AND 8 THROUGH 9 NOT APPLICABLE.


ITEM 5. OTHER EVENTS.

                            AEI Environmental, Inc.
                      Executive Summary of Business Plan

     The Company's authorized capital consists of 40,000,000 shares of Common Stock, without a par value. Each common share is entitled to one vote at the meetings of shareholders. All Common Shares are equal to each other with respect to liquidation rights and dividends rights. There are no preemptive rights to purchase any additional Common Shares. The Articles of Incorporation of the Company prohibit cumulative voting on the election of directors.

     AEI is an organization devoted to providing fully integrated environmental and operational control systems that address critical issues facing livestock growers. AEI focuses attention on cost effective solutions to improve a growers bottom line. The Company's principal assets consist of proprietary waste treatment technology, proprietary cooling and odor control systems technology, and software and hardware technologies relating to such applications.

     The Company's corporate headquarters are located at 105 E. First Street, Hinsdale, IL 60521. The Company's transfer agent is American Securities Transfer, Inc., 1825 Lawrence Street, Ste 444 Denver, CO 80020 (303) 298-5370.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------

As of the date of the filing of this Amendment to the Current Report on Form 8-K, the Registrant's Independent Auditor, Bersch Accounting, sc, has completed the consolidated audit of the historical financial statements of AEI that is hereby provided for financial statement requirements prescribed by this Item 7(a).


                          AGTECH Environmental, Inc.

                             Financial Statements

                                 June 30, 1999


                                   Contents


                                                              Page


Independent Auditor's Report                                  2


FINANCIAL STATEMENTS:


Exhibit A - Balance Sheet                                     3-4


Exhibit B - Statement of Operations and Deficit
            Accumulated During the Development
            Stage                                             5


Exhibit C - Statement of Changes in Shareholders' Equity      6


Exhibit D - Statement of Cash Flows                           7


Notes to Financial Statements                                 8-18

Bersch Accounting s.c.

Certified Public Accountants
633 W. Wisconsin Ave., Suite 610
Milwaukee, Wisconsin 53203
Tel:  414-272-8800
www.berschaccounting.com
Fax:  414-223-4070
email: bersch@execpc.com


                          INDEPENDENT AUDITOR'S REPORT

                               November 17, 1999

To the Board of Directors and Stockholders
Agtech Environmental, Inc.

We have audited the accompanying Balance Sheet of Agtech Environmental, Inc., (a development stage company), as of June 30, 1999 and the related Statement of Operations and Deficit Accumulated During the Development Stage, Statement of Changes in Shareholders' Equity, and Statement of Cash Flows, for the fourteen months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agtech Environmental, Inc. as of June 30, 1999 and the results of its operations and its cash flows for the fourteen months then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As shown in the financial statements, the Company has incurred considerable cost in organizing its business and establishing itself in the marketplace during the development stage.
Its ability to remain viable depends on its ability to develop and refine its products in such a way that they will be marketable and that the company will develop sales revenue sufficient to cover product costs and operating expenses before exhausting its present investment stake and/or its ability to obtain additional capital through investments or borrowing sufficient to operate as a going concern until profitable operations are achieved. Management's plans in regard to these matters are described in Note #8.
The financial statements do not contain any adjustments which may result from the outcome of this uncertainty.

/s/ Bersch Accounting S.C.

Milwaukee, Wisconsin

                                      ASSETS


CURRENT ASSETS
     Cash and Cash Equivalents (Exhibit D)                    $     64,952
     Accounts Receivable                                            10,444
     Due from Employee/Shareholders (Note #5)                       95,142
     Recoverable costs and earnings in excess of
      billings on contracts in progress                             16,892
     Prepaid Expenses                                               19,103

          Total Current Assets                                $    206,533

PROPERTY AND EQUIPMENT (Note #1)
     Furniture and Fixtures                                   $     35,651
     Computer Equipment and Software                                20,458
     Leasehold Improvements                                         25,819
                                                              $     81,928
     Less:  Accumulated Depreciation                               (23,203)

          Net Property and Equipment                                58,725

OTHER ASSETS
     Patents (Note #1)                                        $     77,719
     Non-Compete Agreement (Net of Amortization expense
      of $16,621) (Note #1)                                         83,379
     Goodwill (Net of Amortization expense
      of $22,449) (Note #1)                                        652,872
     Other Intangible Asset (Net of Amortization expense
      of $1,055) (Note #1)                                          33,945
     Restricted Cash (Note # 6)                                     50,000
     Due from Employees/Shareholders (Note #5)                      75,000
     Prepaid Deposits                                                6,033
          Total Other Assets                                       978,948

               TOTAL ASSETS                                   $  1,244,206

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Current Portion - Capital Lease Obligations (Note #4)    $      8,266
     Accounts Payable                                              163,030
     Accrued Expenses                                               52,039

          Total Current Liabilities                           $    223,335

LONG-TERM LIABILITIES
     Long-term Portion - Capital Lease Obligations (Note #4)         7,301

          Total Liabilities                                   $    230,636

SHAREHOLDERS' EQUITY (Exhibit C) (Note #9)
     Class A
     Common Stock, $.01 par value; Authorized 9,000,000
     shares Issued and Outstanding 3,202,412                  $     32,024
     Additional Paid-in-Capital                                  1,749,674
     Class B
     Common Stock, $.01 par value; Authorized 18,000,000
     shares Issued and Outstanding 2,387,080                        23,871
     Additional Paid-in-Capital                                    791,129
     Class C
     Common Stock, $.01 par value; Authorized 3,000,000
     shares Issues and Outstanding 4,824,100                        48,241
     Additional Paid-in-Capital                                    157,301
                                                              $  2,802,240
     (Deficit) Accumulated during the Development Stage
     (Exhibit B)                                                (1,788,670)

          Total Shareholders' Equity                             1,013,570

               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $  1,244,206

                 STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED
                          DURING THE DEVELOPMENT STAGE
                   For the fourteen months ended June 30, 1999

EXPENSES
     Research and Development Expenses                        $  1,057,509
     Loss on Contract                                               59,341
     Officers Salaries                                             153,042
     Office Salaries                                                43,610
     Rent                                                           34,924
     Insurance                                                      52,737
     Depreciation                                                   23,202
     Amortization                                                   40,125
     Auto Expense                                                   29,946
     Travel                                                         66,323
     Telephone                                                      28,497
     Office Expense                                                 34,914
     Advertising                                                    10,437
     Taxes                                                          33,768
     Organization expenses                                          39,308
     Miscellaneous                                                  16,023
     Outside Services & Professional                                82,667

          Total Deficit Accumulated before Interest           $ (1,806,373)


Other Income/(Expense)
     Miscellaneous Income                                     $     28,176
     Interest Expense                                              (10,473)

          Total Other Income/(Expense)                              17,703

          Net Loss Before Income Taxes                        $ (1,788,670)

          Income Tax Expense (Note #2)                                   0

                    Net Loss                                  $ (1,788,670)
                                                                (Exhibit A)

                    Net loss per share:                              (0.24)
                                                                 (Note #12)
                    Fully Diluted net loss per share                 (0.17)
                                                                 (Note #12)


                For the fourteen months ended June 30, 1999


                             $.01 Par                $.01 Par                $.01 Par
                             Value,Class Add'l       Value,Class Add'l       Value,Class Add'l
                             A Common    Paid-in-Cap B Common    Paid-in-Cap C Common
Paid-in-Cap Retained
                             Stock       Class A     Stock       Class B     Stock       Class C     Earnings
Total


Balance April 30, 1998       $           $           $           $           $           $           $           $
Shares granted to founders         3,965      (3,965)                             19,825     (19,825)                      0
Shares granted to employees
 of MPI                                                      871        (871)                                              0
Issuance of shares as
 incentive bonus                                          15,000                                                      15,000
Shares issued in connection
 with business acquisition                                 8,000     792,000                                         800,000
Sale of capital stock             22,904   1,422,684                              28,416     177,126               1,651,130
Exercise of stock options            700                                                                                 700
Issuance of shares relating
 to consulting agreements            700      34,300                                                                  35,000
Conversion of shares from
 debt agreement                    3,755     296,655                                                                 300,410
Net (Loss)                                                                                            (1,788,670) (1,788,670)

Balance June 30, 1999        $    32,024 $ 1,749,674 $    23,871 $   791,129 $    48,241 $   157,301 $(1,788,670)$ 1,013,570
                                                                                                                  (Exhibit A)


                  For the fourteen months ended June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
     Net (Loss)                                             $  (1,788,670)
     Adjustments to reconcile net (loss) to net cash
     (used) by operating activities:
          Depreciation and Amortization                     $      63,327
          Accrued Penalties and Interest in relation
           to Debt Conversion                                      25,409
     (Increase) in:
          Increase in Interest Receivable                          (5,142)
          Increase in Accounts Receivable                         (10,444)
          Increase in  Excess of Costs over Billings              (16,892)
          Increase in Prepaid Expenses                            (19,103)
     Increase in:
          Increase in Accounts Payable                            163,030
          Increase in Accrued Expenses                             52,039

          Total Adjustments                                       252,224

     Net cash (used) by operating activities                $  (1,536,446)

CASH FLOWS FROM INVESTING ACTIVITES:
     Purchase of Fixed Assets                               $     (28,971)
     Patent Development                                           (77,719)
     Deposits                                                      (6,033)

     Net cash (used) by investing activities                     (112,723)

CASH FLOWS FROM FINANCING ACTIVITES:
     Loan Advances to Employees                             $    (150,000)
     Capital Contributions (Net of negotiation
      fees of $305,000)                                         1,926,831
     Capital Lease Repayments                                     (12,710)
     Increase in Restricted Cash                                  (50,000)

     Net cash provided by financing activities                  1,714,121

Net Increase in cash and equivalents                        $      64,952

Cash and equivalents, beginning of period                               0

Cash and equivalents, end of period                         $      64,952
                                                               (Exhibit A)


Note #1     Nature of Business and Summary of Significant Accounting Policies

Description of Development Stage Activities

The Company has been in the development stage since its formation on April 30, 1998. It expects to design, manufacture, and install waste treatment and cooling systems for dairy and livestock operations and to supply necessary chemical products to system users.

The Company expects to negotiate contracts with commercial livestock operations for the installation of these systems and may finance these contracts through a series of progress payments from the customer or by granting credit to the customer until the system begins operating.

The Company is relying on its own estimates of the size of the potential market for its products based on trends showing increases in the size of livestock and dairy operations, the growing environmental sensitivity and resulting economic stimuli to deal with waste products in a safe and controlled manner, and its assumption that productivity increases brought about by its products will create economic advantages which will justify their costs.

The Company expects to evolve from the development stage to the operating stage with the continuing refinement of its product lines and to commence delivering systems under contracts in the second quarter of its next fiscal year.

Method of Accounting

Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting, with revenues and costs of installation to be recognized under the percentage-of-completion method of accounting for contracts.
Accordingly, income is recognized in the ratio that the cost incurred bears to the estimated total cost. Adjustments to cost estimates are made periodically, and expected losses incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and billings in excess of cost and income recognized are shown as a current liability.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from these estimates.

Basis for Assigning amounts to Equity Securities Issued For Other Than Cash

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in the exchange.


Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term investments in interest-bearing accounts, securities, and other instruments with an original maturity of three months or less, to be equivalent to cash.

Allowance for Doubtful Accounts

Accounts receivable are reviewed periodically by management to determine the adequacy of the allowance for doubtful accounts. Based upon management's evaluation as of June 30, 1999, an allowance for doubtful trade accounts was not considered necessary, and amounts due from related parties are considered in relation to their individual agreements.

Fixed Assets

Fixed assets, including capitalized equipment acquired by leases, are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                         Years
     Furniture and Fixtures              5-10
     Computer Equipment and Software     3-10
     Leasehold improvements              3-9

Amortization expense on assets acquired under capitalized leases is included with depreciation expense of owned assets. Depreciation expense for the fourteen months ended June 30, 1999 was $23,202.

Organizational Expenses

In April, 1998 the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up
Activities, which requires costs relating to start-up activities and organizational expenses to be expensed as incurred. The company has adopted this SOP during its development stage and accordingly these costs have been expensed for the fourteen months ended June 30, 1999 in the amount of $61,358.

Covenant not to Compete

In December 1998, the Company purchased substantially all of the assets and other intangibles of Numan Industries, Inc in exchange for 800,000 shares of Class B common stock. In connection with this purchase, the Company entered into a covenant not to compete with the owners (Covenantors) of the Seller.
The Covenantors have agreed that for a period of three years they will not directly or indirectly service any customer of the Company or engage in any business competitive with the Company. The intangible asset is being amortized over the term of the agreement. Amortization expense on the covenant not to compete for the fourteen months ended June 30, 1999 was $16,621. Accumulated amortization on the covenant not to compete at June 30, 1999 was $16,621.

Goodwill

The asset, "Goodwill" relates to the purchase of Numan Industries, Inc as described above and is being amortized over fifteen years. Amortization expense on goodwill for the fourteen months ended June 30, 1999 was $22,449.


Accumulated amortization on goodwill at June 30, 1999 was $22,449.

Patents

The Company has capitalized its expenditures relating to patent search and the development of a prototype of its livestock cooling technology. Although the company had not yet applied for a patent for its cooling technology at June
30, 1999, it is the intent of management to patent the system upon completion of testing of the final prototype.

Other Intangible Assets

On September 1, 1998 the Company entered into an agreement with an agency to assist in acquiring state and Federal funding for the Company's research activities. Class A common stock valued at $12,500 was issued in exchange for these services.

During 1999, the Company exchanged Class A common stock valued at $22,500 for consulting services.

Amortization expense on other intangible assets for the fourteen months ended
June 30, 1999, is $1,055. Accumulated amortization of other intangible assets at June 30, 1999 is $1,055.

Significant Non-Cash Transactions

On December 31, 1998 the company purchased all of the assets of Numan
Industries, Inc in exchange for 800,000 shares of Class B Stock for $1 per share. This purchase included all assets, and intellectual property thereby creating intangible assets to the Company as described above. The assets purchased from Numan Industries, Inc. are as follows:

Office Equipment                                                $    7,830
Plant Equipment                                                     16,849
Goodwill (Customer list, secret formulas for odor control)         675,321
Covenant not to Compete                                            100,000
Total                                                           $  800,000

Research and Development

Research and development costs incident to new product development are charged to the respective expense category when the costs are incurred.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

Note#2     Income Taxes

Income Taxes

Generally accepted accounting principles require an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized.

The Company's total deferred tax assets, and deferred tax asset valuation allowance are as follows at June 30, 1999:

     Total deferred tax asset                                   $  715,468
     Less valuation allowance                                     (715,468)
                                                                $        0

The deferred tax asset results from a net operating loss carryforward.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This reduction is necessary due to uncertainty of the Company's ability to utilize all of the net operating loss carryforwards before they expire.

The income tax provision consists of the following:

     Current                                                     $       0
     Deferred                                                      715,468
     Less valuation allowance                                     (715,468)
     Total                                                       $       0

The income tax provision differs from the expense that would result from applying federal statutory tax rates to income before income taxes because certain investment income is not taxable, and a valuation allowance has been provided to reduce deferred tax assets to the amount that is more likely than not to be realized. Deferred income taxes are based on average tax rates and reflect the increased expense due to enacted tax rate increases.

At June 30, 1999 the Company has available for future periods a net operating loss carryforward for tax purposes of $1,788,670. No income taxes were paid for the year ended June 30, 1999.

Note #3     Contracts in Progress

As described in Note #1, the Company accounts for it long-term contracts under the percentage of completion method of accounting. As of June 30, 1999 the Company had one contract that had recoverable costs in excess of billings as follows:

Costs minus estimated losses incurred on uncompleted contracts     $56,892
Less: Billings on uncompleted contracts                             40,000
Recoverable costs and earnings in excess of billings               $16,892


Note #4     Capitalized Lease Obligations

The Company leases certain office furniture and transportation equipment under obligations that have been classified as capital leases. The equipment leased has been recorded as fixed assets and is being depreciated over the economic life of those assets. Net book values of the leased equipment is as follows as of June 30, 1999:

     Equipment                                                     $28,277
     Less: Accumulated amortization                                  9,703
     Net Leased Property Under Capitalized Leases                  $18,574

Amortization of capitalized lease assets included in depreciation expense for the fourteen months ended June 30, 1999 was $9,703.

The future minimum lease payments required by the above-capitalized leases together with the present value of the net minimum lease payments are as follows for the years ended June 30:

     2000                                                          $ 8,816
     2001                                                            4,416
     2002                                                            3,225
     Total minimum lease payments                                  $16,457
     Less: Amount representing interest                                890
     Present value of net minimum lease payments                   $15,567
     Amount due currently (Exhibit A)                              $ 8,266
     Amount due after one year (Exhibit A)                         $ 7,301

Capitalized lease obligations of $15,567 were incurred during the fourteen months ended June 30, 1999.

Note #5     Related Party Transactions

Notes Receivable

The Company has two unsecured notes receivable due from the President and CEO of the Company. A one-year $15,000 note dated May 1, 1998 bearing no stated interest was outstanding at June 30, 1999. A second note for $75,000 dated
January 1, 1998, due July 1, 2001, bearing interest at 5% was outstanding as of June 30, 1999. Interest income accrued relating to these notes at June 30, 1999 was $3,625.

The Company has two unsecured notes receivable from the Vice-President of Sales. A three year note dated January 15, 1999 for $45,000 bearing interest at 5% is outstanding as of June 30, 1999. A three year note for $30,000 dated
March 1, 1998 bearing interest at 5% was also


outstanding as of June 30, 1999. Interest income accrued relating to these notes at June 30, 1999 was $1,517.

The following is a summary of notes receivable as of June 30:

     Total Notes Receivable                                       $165,000
     Less:  current maturities                                      90,000
     Amount due after one year                                    $ 75,000

Management fees described in Note 12 includes $128,775 paid to Applied Power
Holdings, a company owned by related parties.

Note #6     Commitments

Operating Lease Obligations

The Company leases operating facilities in Franklin, Kentucky under an operating lease originally dated August 24, 1998 and expiring on September 1, 1999. Terms of the lease require annual rent of $12,960 plus payment of all operating expenses of the leased facilities. The Company leased additional operating facilities under an operating lease dated November 1, 1998 and expiring on October 31, 2000. Terms of this additional lease require rent of $16,560 plus payment of all operating expenses of the leased facilities.

These two leases are renewable for an additional one-year term with an additional rental increase on September 1, 1999 and October 31, 2000 that will be tied to the increase in the Consumer Price Index.

The Company leases operating facilities in Goldsboro, North Carolina from Wooten Oil Company Assigns under an operating lease originally dated February
8, 1999 and expiring on February 8, 2000. Terms of the lease require annual rent of $9,000 plus payment of all operating expenses of the building. The lease is renewable for an additional one-year term with an additional rental increase on February 8, 2000, which will be tied to the increase in the Consumer Price Index.

The future minimum lease payments required, not including potential increases in the Consumer Price Index, for the two leases are as follows for the years ending June 30:

     2000                                                        $  38,520
     2001                                                           38,520
     2002                                                           38,520
     2003                                                           38,520
     After 2003                                                     38,520
     Total                                                       $ 192,600


The Company has various leases with non-related entities under lease agreements beginning in 1998 and expiring in 2000. The minimum annual rental payments required under these leases, having initial or remaining non-cancelable terms in excess of one year, are as follows for the years ending June 30:

     2000                                                        $  15,829
     2001                                                           12,701
     2002                                                            5,128
     Total                                                       $  33,658

Rent expense for these leases for the fourteen months ended June 30, 1999 was $11,180.

Employment and other Service Agreements

The Company has employment and independent contractor agreements with officers, employees, and stockholders that were entered into in 1998 and expiring in 2001. These employment agreements automatically renew for two additional years. Each agreement specifies the amount of compensation to be paid and the fringe benefits to which the officer or employee or stockholder is entitled.

Additionally, each agreement provides an option to purchase class B common stock at par in a vesting schedule stipulated in the agreement.

Note #7     Contingencies

Cash

The Company had at times during the year funds on deposit at one financial institution that exceeded the federally insured limit.

Under an exclusive four year agreement dated June 22, 1998 and amended
December 11, 1998, the Company agreed to utilize A-TEK Technologies exclusively for the development of hardware and software related to Agtech's cooling and waste treatment systems, in exchange for a maximum of 160,000 shares of Agtech class B common stock as well as progress billings for time and efforts expended. As of June 30, 1999, none of the stock had been issued to A-TEK Technologies.

Under a three-year agreement dated September 1, 1998, the company agreed to utilize Pearce Research Associates, Inc. to strategize and to market Agtech's lagoon-less technology in order to obtain state and federal grants to be utilized in refining the lagoon-less technologies developed by Agtech. In exchange for Pearce's services, the company issued 25,000 shares of Class B common stock with obligations for the following:

     Annual compensation of 12,500 shares of Class B common stock issued
     September 1, 1999 and September 1, 2000.


     5,000 shares of Class B common stock for every $100,000 in state or Federal grants received by Agtech up to a maximum of 50,000 shares

Note #8     Subsequent Events

The Company management personnel's efforts to address the question of the viability of the Company and its abilities to and eventually emerge as a profitable going concern are directed on two fronts.

-On March 29, 1999, the Company arranged to acquire the controlling interest in Oak Brook Capital I, a "shell", or "blank check" company registered with the Securities and Exchange Commission. The express purpose of the existence of such a company is to acquire a company with operations with which to merge and enhance financial operations by providing accessibility to public capital markets. The intended merger had not yet take place at balance sheet date.
 The reverse merger was closed on October 5 prior to the end of audit fieldwork.

-The Company continues to develop and refine its products and expects revenue-producing contracts to be in place before the end of the second quarter of its next fiscal year. The Company was negotiating contracts for the delivery of a livestock cooling and pharmaceutical delivering system for $114,000 at an expected cost of $14,000, and a lagoon-less dairy waste treatment system of a similar scale. Contracts had not been signed at the completion of audit field work on October 17, 1999.

Note #9     Capital Stock

The following schedule summarizes the share activity of the capital stock from inception through June 30, 1999:

                                           $.01 Par     $.01 Par     $.01 Par
                                           Value,Class  Value,Class  Value,Class
                                           A Common     B Common     C Common
                                           Stock        Stock        Stock
                                           ___________  ___________  ___________

Shares granted to founders                   396,500                1,982,500

Shares granted to employees of MPI                         87,080
Issuance of shares as incentive bonus                   1,500,000
Shares issued in connection with business
 Acquisition                                              800,000
Sale of capital stock                      2,290,400                2,841,600
Exercise of stock options                     70,000
Issuance of shares relating to consulting
 Agreements                                   70,000
Conversion of shares from debt agreement     375,512            0           0

Balance June 30, 1999                      3,202,412    2,387,080   4,824,100


Stock Classifications

The capital stock of the Company is described as follows:

Class A Common Stock: 9,000,000 shares authorized, $.01 par value,
                      Entitled to elect one member of the board, 1 vote per share,
                      Shares equally in dividends with class B and C stock, Preference upon liquidation to receive par value as well as 100% of additional paid-in capital before Class B and Class C stock participates.

Class B Common Stock  18,000,000 shares authorized, $.01 par value
                      Entitled to elect one member of the board
                      1 vote per share
                      Shares equally in dividends with class A and C stock

Class C Common Stock  3,000,000 shares authorized
                      Entitled to elect two members of the board
                      1 vote per share
                      Shares equally in dividends with Class A and B Stock
                      May not be diluted below 10% of all shares issued and
                       outstanding before August 8, 2000

Note # 10     Debt Exchanged for Stock

On March 9, 1999, the Company executed convertible notes in the amount of $275,000 due June 9, 1999 with two shareholders, each bearing an interest rate of 8.75%. Each note also contained a penalty clause charging the maker of the note 11.75% interest on all outstanding principal and interest as well as an additional 10,000 shares each of Class A common stock for every 30 day period the note has not been paid. The holder of the each note may convert the outstanding principal, and accrued interest into Class A common stock at a conversion price of $.80 share. Attached to each note is a stock warrant for 100,000 shares of Class A Common stock at par. This stock warrant is exercisable within five years of the date of the related note.

On June 30, 1999, the shareholder's converted their notes as follows:

                                                   # 1          # 2

     Principal                                     $  137,500   $  137,500
     Accrued Interest @ 8%                              3,002        3,002
     Accrued Interest @ 11.75%                          1,697        1,697
     Total principal and accrued interest          $  142,204   $  142,204

     Total number of shares exchanged                 177,756     >177,756
     Additional Class A Shares issued due
      to note past due                                 10,000       10,000
     Total shares converted into Common Stock         187,756      187,756


Note #11     Shares Reserved for a Specific Purpose

In order to attract initial investors, specialized contractors and other unique individuals needed for product development, financing, or management the company has reserved Class B common stock as of June 30, 1999:

     Options granted to independent contractor agreements
       for goods and services                                    4,496,602
     Warrants granted relating to issuance of debt                 200,000
     Options exercised                                                (700)

     Total stock warrants, grants and
       options of class B common stock outstanding               4,695,902
                                                                 shares


Note #12     Earnings per share

Basic earnings per share are computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements:

                                 For the fourteen months ended June 30, 1999

                                   Income          Shares          Per-share
                                   (Numerator)     (Denominator)   Amount


Loss from continuing operationsand
allocated to common shareholders-
basic earning per share            $ (1,788,670)     7,419,519     $    (.24)

Effect of dilutive securities

Stock Options                                        2,857,887

Loss allocated to common
shareholders - fully diluted
earnings per share                 $ (1,788,670)    10,277,406     $    (.17)



Note #13     Research and Development stage expeses

As of June 30, 1999 the company is in the development stage. Accordingly, the company has incurred research and development expenses for the eighteen months ended June 30, 1999 as follows:


     Consultant Expense                                        $   741,790
     Management Fees - APH                                         128,775
     R&D - Miscellaneous                                            59,844
     R&D - Salaries                                                127,100
     Total                                                     $ 1,057,509

(b)  Pro Forma Financial Information.

The pro forma financial statement required by this Item 7(b) is set forth below.

Pursuant to Rule 11-02b(2) of Regulation S-X of the Act, we herewith submit the following:

On October 6, 1999 this 8-K was filed to report on the combination of AEI
Environmental, Inc. and Oak Brook Capital I, Inc.  Oak Brook Capital I, Inc.
was the surviving corporation and changed its name to AEI Environmental, Inc.
Since Oak Brook Capital I was a "blank check" company prior to the transaction, and had no assets, one liability, and negative equity according to the Amended Form 10QSB filed October 19, 1999, and those items were all of insignificant materiality, the pro forma information necessary to complete the requirements of Section 7a will be almost identical to the June 30, 1999 audit report.

                                Balance Sheets



                                                              Pro-forma Combined
                             Oak Brook      AEI Environ-      Surviving
                             Capital I      mental, Inc.      Corp. Renamed
                             6-30-99        6-30-99           @6-30-99

ASSETS
Cash & cash equiv.                      -   $     64,952             64,952
Accounts Rec.                           -         10,444             10,444
Prepaid Expenses                        -   $     19,103      $      19,103

LIABILITIES
Accounts payable             $      7,725   $    163,030      $     170,755

EQUITY
Common Stock                 $      4,200   $    104,136      $     108,336
Accumulated Deficit               (11,925)    (1,778,670)        (1,790,595)
Total Equity                       (7,725)     1,013,570          1,005,845
Total Liabilities & Equity   $          -   $  1,244,206      $   1,244,206


                                   Operating Statements
                                From Inception to 6-30-99

                             Oak Brook      AEI Environ-      Pro-forma Combined
                             Capital I      mental, Inc.      Surviving
                             Inception      Corp.             Renamed
                             5-15-98        14 Month          @6-30-99

Revenue                      $           -  $          -      $           -

Expenses Incurred during
 the development stage              11,925     1,806,373          1,818,298
Net Loss                            11,925     1,788,670          1,800,595



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AEI ENVIRONMENTAL, INC.

By:  /s/ Mark A. Margason

________________________________
MARK A. MARGASON
Vice Chairman

Date: December 6, 1999


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                       Date
________________          ______________              _________________

/s/Mark Margason          Vice Chairman               December 6, 1999
                          & Director


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    EXHIBITS

                                       TO

                                    FORM 8-K

                        CURRENT REPORT FILED PURSUANT TO
                      THE SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

                             AEI ENVIRONMENTAL, INC.

                                  EXHIBIT INDEX



      Exhibit No.  Exhibit
      __________   _______

x     2.1          Articles of Merger between Oak Brook Capital I, Inc.
                   and AEI Environmental, Inc., dated September 29, 1999;

x     2.2          Plan of Merger dated September 15, 1999;

#     3(a)         Articles of Incorporation

#     3(b)         Bylaws

#     4(a)         Agreements Defining Certain Rights of Shareholders

#     4(b)         Specimen Stock Certificate

x     5.1          Opinion of Mark T. Thatcher, P.C. regarding the legality
                   of the securities being offered hereby.

      7            Not applicable


      Exhibit No.  Exhibit
      ___________  _______

      9            Not applicable

x     10.1         Issuance of Restricted Shares from Authorized Shares

x     10.2         Opinion to Transfer Agent Authorizing Issuance of
                   Restricted Shares from Authorized Shares

      11           Not applicable

      14           Not applicable

      16           Not applicable

x     20.1         Board of Director's Resolution's authorizing merger and
                   name change from Oak Brook Capital I, Inc. to AEI
                   Environmental, Inc.;

      21           Not applicable

x     23.1         Consent of Counsel
                   (contained in Exhibit 5.1)

x     24.1         Consent of Dennis W. Bersch, CPA.

      27           Financial Data Schedule

      28           Not applicable

#     99.1         Safe Harbor Compliance Statement
____________________________

x     filed herewith

#     incorporated herein by reference from Registrant's Third
      Amendment to Form 10SB12G, filed July 29, 1999.

